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                                                                   EXHIBIT 10.66







                                   LIBBEY INC.

                      LONG-TERM INCENTIVE COMPENSATION PLAN












                            EFFECTIVE JANUARY 1, 2001


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                                   LIBBEY INC.

                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS
                                -----------------


                                                                 Page
                                                                 ----

1.       Purpose                                                   1

2.       Definitions                                               1

3.       Administration                                            2

4.       Eligibility and Participation                             3

5.       Award Periods                                             3

6.       Incentive Compensation Allotments                         3

7.       Incentive Compensation Objectives                         4

8.       Determination of Incentive Compensation Awards            4

9.       Payment of Incentive Compensation Awards                  5

10.      Amendment or Termination of the Plan                      6

11.      Miscellaneous                                             6

12.      Effective Date                                            6





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                                   LIBBEY INC.

                      LONG-TERM INCENTIVE COMPENSATION PLAN

                            EFFECTIVE JANUARY 1, 2001

1.   PURPOSE.
     The purposes of this Libbey Inc. Long-Term Incentive Compensation Plan are to reward officers and other key management employees who contribute to the long-term success of the Company, by making the amount of their compensation significantly contingent upon the Company's long-term profitable performance and growth, and to attract and retain officers and other key management employees of exceptional ability.

     2.   DEFINITIONS.
     "AWARD PERIOD" means each period, as established by the Committee in accordance with paragraph 5 hereof, over which it is possible for Incentive Compensation Awards to be fully earned;

     "CEO" means the Chief Executive Officer of Libbey Inc.;

     "COMMITTEE" means the Compensation Committee of the Board of Directors of Libbey Inc. or any committee of said Committee to which any or all of its powers or duties under the Plan may be delegated;

     "COMPANY" means Libbey Inc., a Delaware corporation, together with any corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly by Libbey Inc.;

     "INCENTIVE COMPENSATION ALLOTMENT" means an amount established for an Award Period in accordance with paragraph 6 hereof equal to a stated percentage of a Participant's average annual base salary earnings over the Award Period;





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     "INCENTIVE COMPENSATION AWARD" means the compensation payable to a
     Participant under this Plan;

     "INCENTIVE COMPENSATION OBJECTIVE" means an objective established in accordance with paragraph 7 hereof for the performance of the Company during an Award Period;

     "PARTICIPANT" means an officer or other key management employee of the Company who is eligible to participate in this Plan in accordance with paragraph 4 hereof;

     "PLAN" means this Libbey Inc. Long-Term Incentive Compensation Plan as set forth herein or as from time to time amended; and

     Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.   ADMINISTRATION.
     3.1 The Plan will be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO or one or more other appropriate officers of the Company to adopt, modify, and/or rescind) any rulings, determinations, policies, and/or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. All such interpretations, rulings, determinations, policies, and procedures shall be final, conclusive, and binding upon all interested persons. The Committee may, with the approval of the Board, employ accountants, attorneys, consultants or other professional advisors and the Committee, the Company and its directors and officers shall be entitled to rely on the advice, opinions or valuations of such persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any award made or not made, and all members of the Committee and the





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     Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

     3.2 The Committee, in its discretion shall be authorized at any time and from time to time to modify any Incentive Compensation Objective.

4.   ELIGIBILITY AND PARTICIPATION.
     An officer or other key management employee of the Company approved for participation in the Plan by the Committee shall be a Participant in the Plan for all or any part of any Award Period for which such participation has been approved. The Committee may, suspend or withdraw its approval with respect to any such Participant for all or any part of any Award Period.

5.   AWARD PERIODS.
     Award Periods shall consist of three consecutive calendar years beginning on any January 1 and ending on the subsequent December 31 of the third year following. Award Periods shall be on a rolling basis which overlap, that is, the initial Award Period shall be 2001-2003, the second award period shall be 2002-2004 and so on.

6.   INCENTIVE COMPENSATION ALLOTMENTS.
     6.1 An Incentive Compensation Allotment shall be granted to each Participant for each Award Period, equal in amount to a stated percentage of the Participant's average annual base salary earnings for the Award Period.

     6.2 The Committee shall establish the amount of the Incentive Compensation Allotment to be granted to all Participants. The Incentive Compensation Allotments for each Award Period shall be established before or as soon as practicable after the beginning of each Award Period and each Participant shall thereupon be notified of the Incentive Compensation Allotment granted to him.




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7.   INCENTIVE COMPENSATION OBJECTIVES.
     The Committee shall establish one or more Incentive Compensation Objectives for the Company for each Award Period that shall be expressed as the attainment by the Company of specified, measurable operating or financial objectives. The primary measure for each Award Period shall be the targeted cumulative increase in economic value added ("EVA") of the Company for its consolidated operations, including the EVA associated with the capital invested in Libbey's joint ventures and any subsequent changes in that investment, unless in its discretion the Committee finds that other financial objectives establish a better measure. The Incentive Compensation Objectives shall be established before or as soon as practicable after the beginning of each Award Period and each Participant shall thereupon be notified thereof.

8.   DETERMINATION OF INCENTIVE COMPENSATION AWARDS.
     8.1 As soon as practicable after the end of each Award Period, the Committee shall determine the extent to which the Company has attained its threshold and targeted Incentive Compensation Objectives for such Award Period by reference to the Company's financial statements for the years of such Award Period, with such adjustments as the Committee, may approve from time to time to prevent distortions not fairly attributable to the performance of Participants or for other reasons in the discretion of the Committee.

     8.2 If, as determined by the Committee under paragraph 8.1 hereof, the Company's attainment of its threshold Incentive Compensation Objectives for an Award Period has been met, Participants shall receive Incentive Compensation Awards for the Award Period based upon the level of the Incentive Compensation Objectives achieved. The maximum Incentive Compensation Allotment a Participant may receive is double the Incentive Compensation Allotment designated by the Committee for the Award Period. If the Company does not attain the threshold Incentive Compensation Objectives for an Award Period, the Incentive Compensation Award will not be paid.



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     8.3   For the calendar years 2001 and 2002, pro rata portions of the first three-year Award Period will be determined and paid no later than March 15 of the following year.

9.   PAYMENT OF INCENTIVE COMPENSATION AWARDS.
     9.1 Each Participant's Incentive Compensation Award for each Award Period, to the extent earned and payable as determined in accordance with paragraph 8 hereof, shall be paid in cash less deductions required by any applicable taxing authority, provided however the Committee at its discretion may offer Participant's alternative methods of payments, in which event the participant may choose to receive the Incentive Compensation Award in cash or in the form of the offered alternative. Such payments shall be made no later than March 15 following the end of the applicable Award Period.

     9.2 In the event of a Participant's death after the end of an Award Period but before his Incentive Compensation Award, if any, for such Award Period has been paid to him, it shall be paid to the beneficiary or beneficiaries designated by him in writing filed with the Company or, in the absence of any such designation or if no such designated beneficiary survives the Participant, such Participant's Award shall be paid to the Participant's estate.

     9.3 If a Participant's employment with the Company is terminated for any reason during the course of an Award Period, or if he is transferred to a position with the Company which no longer qualifies him to be eligible to participate in this Plan, a part of his Incentive Compensation Award, if any, for such Award Period, proportionate to the part of such Award Period during which he remained a participant, will be paid to him unless the Committee, determines that the termination or transfer was on account of his willful act or omission adversely affecting (or reasonably expected to adversely affect) the Company.



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10.  AMENDMENT OR TERMINATION OF THE PLAN.
     The Committee, in its sole discretion, may amend, suspend, or terminate the Plan at any time with respect to any future Award Period, except that no such action shall adversely affect the rights of any person with respect to an Incentive Compensation Award that has become payable or proportionately earned without such person's consent.

11.  MISCELLANEOUS.
     11.1 Nothing in the Plan shall confer on any Participant or other employee of the Company any right to continue in the employ of the Company or limit in any way the right of the Company to terminate any such person's employment at any time.

     11.2 No rights under this Plan shall be assignable or transferable, or subject to encumbrance of any nature, except to the extent that a Participant may designate a beneficiary to receive any payment to be made following his death. If any Participant or beneficiary shall attempt to assign, transfer, encumber or charge any such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon pass to such one or more persons as may be designated by the Committee from among the Participant, any beneficiary theretofore designated by the Participant, and any spouse, parent, or child of such Participant.

     11.3 With respect to the rights of Participants under the Plan, the obligations of the Company under the Plan shall be wholly unsecured. The Company shall be under no obligation to reserve, segregate or earmark any cash or other property for the payment of any amounts under the Plan.

12. EFFECTIVE DATE. This Plan, when duly executed, shall become effective on or as of January 1, 2001.




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     IN WITNESS WHEREOF, pursuant to the authorization and approval of the Board of Directors of Libbey Inc. on February 6, 2001, the undersigned hereby have caused this Libbey Inc. Long-Term Incentive Compensation Award Plan to be adopted as of the 6th day of February, 2001 to be effective as of January 1, 2001.


                                     LIBBEY INC.




                                     By          /s/ John F. Meier
                                         ------------------------------------
                                         Chairman and Chief Executive Officer








Attest:




By       /s/ Arthur H,. Smith
   ----------------------------------
   Vice President and General Counsel




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